UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Cypress Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cypress Semiconductor Corporation (the “Company”) is filing the following information as additional soliciting material in connection with the solicitation of proxies for its 2017 Annual Meeting of Stockholders and as definitive additional materials in connection with its Consent Solicitation Statement, dated February 28, 2017.

The Company issued the following press release on March 14, 2017:

Leading Independent Proxy Advisory Firm, ISS, Recommends that Cypress Semiconductor Stockholders Consent FOR Management’s Proposal to Eliminate Cumulative Voting

Cypress Urges Stockholders to Vote the WHITE Consent Card

SAN JOSE, Calif. — March 14, 2017 — Cypress Semiconductor Corporation (“Cypress”) (NASDAQ: CY) today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, has recommended that Cypress stockholders consent FOR management’s proposal to eliminate cumulative voting.

The Company issued the following statement:

“We are pleased that ISS recognizes the immediate need to eliminate cumulative voting to bring equality to the voting process and to protect the best interests of all stockholders.  We are successfully executing our Cypress 3.0 strategy to position the Company for its next wave of growth and we cannot allow our former CEO to stop our momentum by regaining boardroom influence to promote his personal agenda.”

Cypress also noted that it began evaluating eliminating cumulative voting and adopting majority voting and proxy access prior to receiving the notice from Mr. Rodgers on February 3, 2017, that he was nominating two individuals for election at the Company’s 2017 Annual Meeting of Stockholders.

In making its recommendation, ISS notes the following1:

On Elimination of Cumulative Voting:

•                  “The number of companies with cumulative voting has markedly declined in recent years. According to ISS Analytics data, only 11 of the S&P500 companies, and 106 of the Russell 3000 companies currently have cumulative voting.  Given the distinct advantage cumulative voting provides to dissidents, its use appears to be most appropriate in situations where there is a large, or controlling, shareholder.”

•                  “…the current voting structure provides a distinct advantage to the dissident—who would be able to cumulate votes for his two nominees, thus increasing his probability of success...”

•                  “…the proposed change also appears to level a playing field that was already skewed, rather than simply tilt it in the board’s favor.”

On Decision to Adopt Proxy Access and Majority Voting:

•                  “…most unaffiliated shareholders stand to benefit more from the implementation of majority voting and proxy access than cumulative voting, which could disproportionately benefit a dissident shareholder.”

Cypress urges stockholders to act promptly to sign and return the WHITE consent card today.  Even if you return the GOLD consent card at any point, you can still vote using Cypress’ WHITE consent card.  If you have any questions about executing or delivering your WHITE consent card or require assistance, please contact our consent solicitor, Okapi Partners at (212) 297-0720 or toll-free at (877) 285-5990.

About Cypress

Founded in 1982, Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories. To learn more, go to www.cypress.com.

1  Permission to quote from the ISS report was neither sought nor obtained.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2017 Annual Meeting (the “2017 Proxy Statement”), together with a WHITE proxy card.  STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://www.cypress.com) or via the Company’s Investor Relations portal (http://investors.cypress.com/contactus.cfm). In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Okapi Partners LLC, at (212) 297-0720 or toll-free at (877) 285-5990.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to statements related to: our proposed governance changes, including changes regarding the removal of cumulative voting, the adoption of majority voting provisions and the adoption of proxy access provisions; our Cypress 3.0 strategy;  the composition of our Board of Directors; our 2017 Annual Meeting; the Company’s financial performance; our corporate governance policies and practices; our plans to file certain materials with the SEC; and the possible resolution of any pending legal proceedings. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to:  our inability to obtain stockholder approval on our proposed governance changes; the uncertainty of litigation; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions, including but not limited to the continuing integration of Spansion and the recent acquisition of Broadcom’s wireless IoT business; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Contacts:

For Media:

Sard Verbinnen & Co

Ron Low/John Christiansen

(415) 618-8750

cypress-svc@sardverb.com

For Investors:

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh/Tony Vecchio

(877) 285-5990

info@okapipartners.com